UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2011

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 19, 2011, Hawaiian Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) relating to its Annual Meeting of Stockholders to be held on May 31, 2011.  Subsequent to such filing, the Company learned that Institutional Shareholder Services Inc. (“ISS”) had recommended that the Company stockholders withhold their votes for the re-election of Crystal K. Rose as a director of the Company because ISS, based on its reading of the Proxy Statement, believed that Ms. Rose attended fewer than 75% of the aggregate of all board and committee meetings that she was obligated to attend.   The Company hereby clarifies and confirms that Ms. Rose did in fact attend more than 75% of the aggregate of all board and committee meetings that she was obligated to attend, and in fact attended more than 91% of all such meetings.

The Company understands that, given this clarification, ISS will reconsider its recommendation with respect to the re-election of Ms. Rose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Holdings, Inc.

Date: May 16, 2011	By:	/s/ Hoyt H. Zia
Hoyt H. Zia
Secretary